INVESTMENT ADVISORY AGREEMENT
       INVESTMENT ADVISORY
AGREEMENT made as of the 31st day of July,
2011, by and between the registered investment
companies, including any portfolio/series thereof, as
set forth on Schedule A (each, a "Fund" and
collectively, the "Funds") as may be amended from
time to time, and Morgan Stanley Investment
Management Inc., a Delaware corporation
(hereinafter called the "Adviser"):
       WHEREAS, each Fund is engaged in
business as an open-end management investment
company or as a closed-end management investment
company, as identified as such on Schedule A, and is
registered as such under the Investment Company
Act of 1940, as amended (the "Act"); and
       WHEREAS, the Adviser is registered as an
investment adviser under the Investment Advisers
Act of 1940, and engages in the business of acting as
investment adviser; and
       WHEREAS, effective July 31, 2011, the
Board of Trustees/Directors of each Fund approved
the termination of the investment advisory
agreement between Morgan Stanley Investment
Advisors Inc. and the Funds and the adoption of a
new Investment Advisory Agreement with the
Adviser (this "Agreement"); and
       WHEREAS, each Fund desires to retain the
Adviser to render investment advisory services in
the manner and on the terms and conditions
hereinafter set forth; and
       WHEREAS, the Adviser desires to be
retained to perform said services on said terms and
conditions; and
       WHEREAS, each Fund has entered into a
separate Administration Agreement (the
"Administration Agreement") with Morgan Stanley
Services Company Inc. ("MS Services") whereby
MS Services provides administrative and other
management services to the Funds.
W I T N E S S E T H
       In consideration of the mutual covenants and
agreements of the parties hereto as hereinafter
contained, each Fund and the Adviser agree as
follows:
       1.	Each Fund hereby retains the
Adviser to act as investment adviser of such Fund
and, subject to the supervision of the
Trustees/Directors, to supervise the investment
activities of such Fund as hereinafter set forth.
Without limiting the generality of the foregoing, the
Adviser shall obtain and evaluate such information
and advice relating to the economy, securities,
securities markets and commodities markets as it
deems necessary or useful to discharge its duties
hereunder; shall continuously manage the assets of
each Fund in a manner consistent with the
investment objectives and policies of a Fund; shall
determine the securities to be purchased, sold or
otherwise disposed of by a Fund and the timing of
such purchases, sales and dispositions; and shall take
such further action, including the placing of
purchase and sale orders on behalf of a Fund, as the
Adviser shall deem necessary or appropriate.  The
Adviser shall also furnish to or place at the disposal
of each Fund such of the information, evaluations,
analyses and opinions formulated or obtained by the
Adviser in the discharge of its duties as each Fund
may, from time to time, reasonably request.
       2.	In connection with those Funds
identified in Annex 1 to this Agreement and in
connection with all Funds added to Schedule A after
the date hereof, the Adviser may, subject to the
approval of the Board of Trustees/Directors (and in
the case of the Morgan Stanley European Equity
Fund Inc., Morgan Stanley Global Infrastructure
Fund, Morgan Stanley International Value Equity
Fund, Morgan Stanley Select Dimensions
Investment Series (on behalf of its Global
Infrastructure Portfolio) and Morgan Stanley
Variable Investment Series (on behalf of its
European Equity Portfolio and Global Infrastructure
Portfolio) shall) at its own expense, enter into a
Sub-Advisory Agreement with a sub-advisor ("Sub-
Advisor") to make determinations as to certain or all
of the securities and commodities to be purchased,
sold or otherwise disposed of by such Funds and the
timing of such purchases, sales and dispositions and
to take such further action, including the placing of
purchase and sale orders on behalf of such Funds as
the Sub-Advisor, in consultation with the Adviser,
shall deem necessary or appropriate; provided that
the Adviser shall be responsible for monitoring
compliance by such Sub-Advisor with the
investment policies and restrictions of such Funds
and with such other limitations or directions as the
Trustees/Directors of the Fund may from time to
time prescribe.
       3.	The Adviser shall, at its own
expense, maintain such staff and employ or retain
such personnel and consult with such other persons
as it shall from time to time determine to be
necessary or useful to the performance of its
obligations under this Agreement.  Without limiting
the generality of the foregoing, the staff and
personnel of the Adviser shall be deemed to include
persons employed or otherwise retained by the
Adviser to furnish statistical and other factual data,
advice regarding economic factors and trends,
information with respect to technical and scientific
developments, and such other information, advice
and assistance as the Adviser may desire.
       4.	Each Fund will, from time to time,
furnish or otherwise make available to the Adviser
such financial reports, proxy statements and other
information relating to the business and affairs of
such Fund as the Adviser may reasonably require in
order to discharge its duties and obligations
hereunder.  The Adviser shall, as agent for each
Fund, maintain the Fund's records required in
connection with the performance of its obligations
under this Agreement and required to be maintained
under the Act.  All such records so maintained shall
be the property of the Funds and, upon request
therefor, the Adviser shall surrender to each Fund
such of the records so requested.
       5.	The Adviser shall bear the cost of
rendering the investment advisory and supervisory
services to be performed by it under this Agreement,
and shall, at its own expense, pay the compensation
of the officers and employees, if any, of the Funds
who are also directors, officers or employees of the
Adviser.
       6.	Except as otherwise provided in the
Administration Agreement, each Fund assumes and
shall pay or cause to be paid all other expenses of
such Fund, including without limitation:  fees and
expenses payable under the Administration
Agreement, the charges and expenses of any
registrar, any custodian or depository appointed by
the Fund for the safekeeping of its cash, portfolio
securities and commodities and other property, and
any stock transfer or dividend agent or agents
appointed by the Fund; brokers' commissions
chargeable to the Fund in connection with portfolio
securities transactions to which the Fund is a party;
all taxes, including securities and commodities
issuance and transfer taxes, and fees payable by the
Fund to Federal, State or other governmental
agencies; the cost and expense of engraving or
printing share certificates representing shares of the
Fund; all costs and expenses in connection with the
registration and maintenance of registration of the
Fund and its shares with the Securities and
Exchange Commission and various states and other
jurisdictions (including filing fees and legal fees and
disbursements of counsel); the cost and expense of
printing (including typesetting) and distributing
prospectuses of the Fund and supplements thereto to
the Fund's shareholders; all expenses of
shareholders' and Trustees'/Directors' meetings and
of preparing, printing and mailing proxy statements
and reports to shareholders; fees and travel expenses
of Trustees/Directors or members of any advisory
board or committee who are not employees of the
Adviser or any corporate affiliate of the Adviser; all
expenses incident to the payment of any dividend,
distribution, withdrawal or redemption (and in the
case of the closed-end funds, any dividend or
distribution program), whether in shares or in cash;
charges and expenses of any outside pricing service
used for pricing of the Fund's shares; charges and
expenses of legal counsel, including counsel to the
Trustees/Directors of the Fund who are not
interested persons (as defined in the Act) of the Fund
or the Adviser, and of independent accountants in
connection with any matter relating to the Fund;
membership dues of the Investment Company
Institute (and in the case of the closed-end funds,
other appropriate industry associations); interest
payable on Fund borrowings; (and in the case of the
closed-end funds, fees and expenses incident to the
listing of the funds' shares on any stock exchange);
postage; insurance premiums on property or
personnel (including officers and Trustees/Directors)
of the Fund which inure to its benefit; extraordinary
expenses (including but not limited to legal claims
and liabilities and litigation costs and any
indemnification related thereto); and all other
charges and costs of the Fund's operation.
       7.	For the services to be rendered, the
facilities furnished, and the expenses assumed by the
Adviser, each Fund shall pay to the Adviser monthly
compensation determined by applying the annual
rates to the Fund's daily net assets (weekly net assets
with respect to each closed-end fund) as set forth in
Schedule A.  Except as hereinafter set forth,
compensation under this Agreement shall be
calculated and accrued daily and the amounts of the
daily accruals shall be paid monthly.  Such
calculations shall be made by applying 1/365ths of
the annual rates to each Fund's net assets each day
determined as of the close of business on that day or
the last previous business day.
       In connection with the closed-end funds
identified on Schedule A, compensation under this
Agreement shall be calculated and accrued weekly
and paid monthly by applying the annual rates to the
average weekly net assets of the Fund determined as
of the close of the last business day of each week,
except for such closed-end funds as may be specified
in Schedule A.  At the request of the Adviser,
compensation hereunder shall be calculated and
accrued at more frequent intervals in a manner
consistent with the calculation of fees on a weekly
basis.
       If this Agreement becomes effective
subsequent to the first day of a month or shall
terminate before the last day of a month,
compensation for that part of the month this
Agreement is in effect shall be prorated in a manner
consistent with the calculation of the fees as set forth
in Schedule A.  Subject to the provisions of
paragraph 8 hereof, payment of the Adviser's
compensation for the preceding month shall be made
as promptly as possible after completion of the
computation contemplated by paragraph 8 hereof.
       8.	This section is applicable only to
those Funds listed on Annex 2 and subject to any
fund specific requirements set forth in Annex 2.  In
the event the operating expenses of those Funds
identified in Annex 2 to this Agreement, including
amounts payable to the Adviser pursuant to
paragraph 7 hereof and the amounts payable by the
Funds under the Administration Agreement, for any
fiscal year ending on a date on which this
Agreement is in effect, exceed the expense
limitations applicable to a Fund imposed by state
securities laws or regulations thereunder, as such
limitations may be raised or lowered from time to
time, the Adviser shall reduce its advisory fee to the
extent of such excess and, if required, pursuant to
any such laws or regulations, will reimburse a Fund
for annual operating expenses in excess of any
expense limitation that may be applicable; provided,
however, there shall be excluded from such expenses
the amount of any interest, taxes, brokerage
commissions and extraordinary expenses (including
but not limited to legal claims and liabilities and
litigation costs and any indemnification related
thereto) paid or payable by a Fund.  Such reduction,
if any, shall be computed and accrued daily (and in
the case of the closed-end funds, weekly), shall be
settled on a monthly basis, and shall be based upon
the expense limitation applicable to a Fund as at the
end of the last business day of the month.  Should
two or more such expense limitations be applicable
as at the end of the last business day of the month
(and in the case of the closed-end funds, as at the
end of the last full week of the month), that expense
limitation which results in the largest reduction in
the Adviser's fee shall be applicable.
       9.	The Adviser will use its best efforts
in the supervision and management of the
investment activities of each Fund, but in the
absence of willful misfeasance, bad faith, gross
negligence or reckless disregard of its obligations
hereunder, the Adviser shall not be liable to a Fund
or any of its investors for any error of judgment or
mistake of law or for any act or omission by the
Adviser or for any losses sustained by a Fund or its
investors.
       10.	Nothing contained in this
Agreement shall prevent the Adviser or any
affiliated person of the Adviser from acting as
investment adviser or manager for any other person,
firm or corporation and shall not in any way bind or
restrict the Adviser or any such affiliated person
from buying, selling or trading any securities or
commodities for their own accounts or for the
account of others for whom they may be acting.
Nothing in this Agreement shall limit or restrict the
right of any trustee/director, officer or employee of
the Adviser to engage in any other business or to
devote his or her time and attention in part to the
management or other aspects of any other business
whether of a similar or dissimilar nature.
       11.	This Agreement shall continue in
effect with respect to each Fund for a period of up to
one year from the effective date hereof (except with
respect to any Fund added to Schedule A of this
Agreement after the date hereof, for an initial period
of two years from the date that such Fund is added)
and thereafter provided such continuance is
approved at least annually by the vote of holders of a
majority (as defined in the Act) of the outstanding
voting securities of each Fund or by the Board of
Trustees/Directors of such Fund; provided that in
either event such continuance is also approved
annually by the vote of a majority of the
Trustees/Directors of such Fund who are not parties
to this Agreement or "interested persons" (as defined
in the Act) of any such party, which vote must be
cast in person at a meeting called for the purpose of
voting on such approval; provided, however, that
(a) each Fund may, at any time and without the
payment of any penalty, terminate this Agreement
upon thirty days' written notice to the Adviser,
either by majority vote of the Board of
Trustees/Directors of such Fund or by the vote of a
majority of the outstanding voting securities of such
Fund; (b) this Agreement shall immediately
terminate in the event of its assignment (within the
meaning of the Act) unless such automatic
termination shall be prevented by an exemptive
order of the Securities and Exchange Commission;
and (c) the Adviser may terminate this Agreement
without payment of penalty on thirty days' written
notice to such Fund.  Any notice under this
Agreement shall be given in writing, addressed and
delivered, or mailed post-paid, to the other party at
the principal office of such party.
       Any approval of this Agreement by the
holders of a majority of the outstanding voting
securities of any portfolio/series of a Fund shall be
effective to continue this Agreement with respect to
such portfolio/series notwithstanding (a) that this
Agreement has not been approved by the holders of
a majority of the outstanding voting securities of any
other portfolio/series or (b) that this Agreement has
not been approved by the vote of a majority of the
outstanding voting securities of the Fund of which it
is a portfolio/series unless such approval shall be
required by any other applicable law or otherwise.
       12.	This Agreement may be amended
by the parties without the vote or consent of
shareholders of a Fund to supply any omission, to
cure, correct or supplement any ambiguous,
defective or inconsistent provision hereof, or if they
deem it necessary to conform this Agreement to the
requirements of applicable federal laws or
regulations, but neither the Funds nor the Adviser
shall be liable for failing to do so.
       13.	This Agreement shall be construed
in accordance with the law of the State of New York
and the applicable provisions of the Act.  To the
extent the applicable law of the State of New York,
or any of the provisions herein, conflicts with the
applicable provisions of the Act, the latter shall
control.
       14.	With respect to those Funds that are
Massachusetts business trusts, the Declaration of
Trust, together with all amendments thereto
establishing each Fund identified in Schedule A as a
Massachusetts business trust (the "Declaration"), is
on file in the office of the Secretary of the
Commonwealth of Massachusetts, provides that the
name of such Funds refers to the Trustees under the
Declaration collectively as Trustees, but not as
individuals or personally; and no Trustee,
shareholder, officer, employee or agent of such
Funds shall be held to any personal liability, nor
shall resort be had to their private property for the
satisfaction of any obligation or claim or otherwise,
in connection with the affairs of such Funds, but the
Trust Estate only shall be liable.
       15.	The Adviser and each Fund agree
that the name Morgan Stanley is a property right of the Adviser or its parent. Each Fund agrees and consents that (i) it will only use the name Morgan
Stanley as a component of its name and for no other purpose, (ii) it will not purport to grant to any third party the right to use the Name for any purpose,
(iii) the Adviser or its parent, or any corporate affiliate of the Adviser's parent, may use or grant to others the right to use the name Morgan Stanley, or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company, (iv) at the request of the Adviser or its parent or any corporate affiliate of the Adviser's parent, each Fund will take such action as may be required to provide its consent to the use name Morgan Stanley, or any combination or abbreviation thereof, by the Adviser or its parent or any corporate affiliate of the Adviser's parent, or by any person to whom the Adviser or its then current parent or a corporate affiliate of the Adviser's parent shall have granted the right to such use, and (v) upon the termination of any investment advisory agreement into which a corporate affiliate of the Adviser's parent and each Fund may enter, or upon termination of affiliation of the Adviser with its parent, each Fund shall, upon request of the Adviser or its parent or any corporate affiliate of the Adviser's parent, cease to use the Name as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as a part of its name or for any other commercial purpose, and shall cause its officers, trustees/directors and shareholders to take any and all actions which the Adviser or its parent or any corporate affiliate of the Adviser's parent, may request to effect the foregoing and to reconvey to the Adviser's parent any and all rights to such name.


       IN WITNESS WHEREOF, the parties
hereto have executed and delivered this Agreement, on July 31, 2011, in New York, New York.

ON BEHALF OF EACH EQUITY AND FIXED INCOME FUND AS SET FORTH IN SCHEDULE A
By:	/s/ Arthur Lev

Arthur Lev
       President and Principal Executive Officer

Attest:
/s/ Joanne Antico
ON BEHALF OF EACH MONEY MARKET FUND AS SET FORTH IN SCHEDULE A
By:	 /s/ Kevin Klingert

Kevin Klingert
       President and Principal Executive Officer
Attest:
/s/ Yvette Hayes
MORGAN STANLEY INVESTMENT MANAGEMENT INC.
By:	/s/ Edmond N. Moriarty III

Edmond N. Moriarty III
	    Managing Director


Attest:
/s/ Mary E. Mullin


SCHEDULE A
As of September 30, 2017

       All of the Funds referenced below are
organized as Massachusetts business trusts unless
otherwise indicated.
I.	OPEN-END FUNDS:  Monthly
Compensation calculated daily by applying the following annual rates to a fund's daily net assets:
FIXED
INCOME
FUNDS
INVESTMENT ADVISORY
FEE
Morgan Stanley
Mortgage
Securities Trust
0.47% of the portion of the
daily net assets not exceeding
$1 billion; 0.445% of the
portion of the daily net assets
exceeding $1 billion but not
exceeding $1.5 billion; 0.42%
of the portion of the daily net
assets exceeding $1.5 billion
but not exceeding $2 billion;
0.395% of the portion of the
daily net assets exceeding
$2 billion but not exceeding
$2.5 billion; 0.37% of the
portion of the daily net assets
exceeding $2.5 billion but not
exceeding $5 billion; 0.345%
of the portion of the daily net
assets exceeding $5 billion but
not exceeding $7.5 billion;
0.32% of the portion of the
daily net assets exceeding
$7.5 billion but not exceeding
$10 billion; 0.295% of the
portion of the daily net assets
exceeding $10 billion but not
exceeding $12.5 billion; and
0.27% of the portion of the
daily net assets exceeding
$12.5 billion.
Morgan Stanley
Global Fixed
Income
Opportunities
Fund
0.32% of the daily net assets.
Morgan Stanley
U.S. Government
Securities Trust
0.42% of the portion of the
daily net assets not exceeding
$1 billion; 0.395% of the
portion of the daily net assets
exceeding $1 billion but not
exceeding $1.5 billion; 0.37%
of the portion of the daily net
assets exceeding $1.5 billion
but not exceeding $2 billion;
0.345% of the portion of the
daily net assets exceeding
$2 billion but not exceeding
$2.5 billion; 0.32% of the
portion of the daily net assets
exceeding $2.5 billion but not
exceeding $5 billion; 0.295%
of the portion of the daily net
assets exceeding $5 billion but
not exceeding $7.5 billion;
0.27% of the portion of the
daily net assets exceeding
$7.5 billion but not exceeding
$10 billion; 0.245% of the
portion of the daily net assets
exceeding $10 billion but not
exceeding $12.5 billion; and
0.22% of the portion of the
daily net assets exceeding
$12.5 billion.
Morgan Stanley
Variable
Investment
Series-

- Income Plus
Portfolio
0.42% of the portion of the
daily net assets not exceeding
$500 million; 0.35% of the
portion of the daily net assets
exceeding $500 million but not
exceeding $1.25 billion; and
0.22% of the portion of the
daily net assets exceeding
$1.25 billion.
- Limited
Duration
Portfolio
0.30% of the daily net assets.



EQUITY AND
ASSET
ALLOCATION
FUNDS
INVESTMENT ADVISORY
FEE
Morgan Stanley
European Equity
Fund Inc.

(Maryland
corporation)
0.87% of the portion of the
daily net assets not exceeding
$500 million; 0.82% of the
portion of the daily net assets
exceeding $500 million but not
exceeding $2 billion; 0.77% of
the portion of the daily net
assets exceeding $2 billion but
not exceeding $3 billion; and
0.745% of the portion of the
daily net assets exceeding
$3 billion.
Morgan Stanley
Multi Cap
Growth Trust
0.67% of the portion of the
daily net assets not exceeding
$500 million; 0.645% of the
portion of the daily net assets
exceeding $500 million but not
exceeding $2 billion; 0.62% of
the portion of the daily net
assets exceeding $2 billion but
not exceeding $3 billion; and
0.595% of the portion of the
daily net assets exceeding
$3 billion.
Morgan Stanley
Variable
Investment
Series-

- European
Equity Portfolio
0.87% of the portion of daily
net assets not exceeding
$500 million; 0.82% of the
portion of daily net assets
exceeding $500 million but not
exceeding $2 billion; 0.77% of
the portion of the daily net
assets exceeding $2 billion but
not exceeding $3 billion; and
0.745% of the portion of the
daily net assets exceeding
$3 billion.
- Multi Cap
Growth Portfolio
0.42% of the portion of the
daily net assets not exceeding
$1 billion; 0.395% of the
portion of the daily net assets
exceeding $1 billion but not
exceeding $2 billion; and
0.37% of the portion of the
daily net assets exceeding
$2 billion.

MONEY
MARKET
FUNDS

Active Assets
Government
Trust
0.10% of the daily net assets.

On an ongoing basis, the
Adviser has agreed under this
Agreement with the Fund to
assume Fund operating
expenses (except for brokerage
fees) to the extent that such
operating expenses exceed on
an annualized basis 0.20% of
the average daily net assets of
the Fund.  This may reduce the
fees under this Agreement and
the Administration Agreement
below 0.15% for the Fund.
Active Assets
Prime Trust
0.10% of the daily net assets.

On an ongoing basis, the
Adviser has agreed under this
Agreement with the Fund to
assume Fund operating
expenses (except for brokerage
fees) to the extent that such
operating expenses exceed on
an annualized basis 0.20% of
the average daily net assets of
the Fund.  This may reduce the
fees under this Agreement and
the Administration Agreement
below 0.15% for the Fund.
Morgan Stanley
California Tax-
Free Daily
Income Trust
0.15% of the daily net assets.
Morgan Stanley
New York
Municipal Money
Market Trust
0.15% of the daily net assets.
Morgan Stanley
Tax-Free Daily
Income Trust
0.15% of the daily net assets.
Morgan Stanley
U.S. Government
Money Market
Trust
0.15% of the daily net assets.

II.	CLOSED-END FUNDS:  Monthly
compensation calculated weekly by applying the following annual Rates to a fund's weekly net assets*:
Morgan Stanley
Income Securities
Inc. (Maryland
corporation)
0.42% of the portion of
average weekly net assets not
exceeding $500 million; and
0.35% of the portion of
average weekly net assets
exceeding $500 million.

































Annex 1
List of Funds for which Section 2 is applicable:
Morgan Stanley Multi Cap Growth Trust


Annex 2
List of Funds for which Section 8 is applicable
and any Fund-specific operating expense
limitation:
Morgan Stanley California Tax-Free Daily Income
Trust
Morgan Stanley European Equity Fund Inc.
Morgan Stanley Mortgage Securities Trust
Morgan Stanley Income Securities Inc.
(a)	1 1/2 % of the first $30 million of
the average weekly net assets of the
Fund during such year and 1 % of
such average weekly net assets in
excess of $30 million; or
(b)	25% of the Fund's gross income for
such year, the Adviser will pay to
the Fund the greater of the excess as
computed under (a) or (b).
Morgan Stanley Multi Cap Growth Trust
Morgan Stanley New York Municipal Money
Market Trust
Morgan Stanley Tax-Free Daily Income Trust
Morgan Stanley U.S. Government Securities Trust
Morgan Stanley Variable Investment Series:
Income Plus Portfolio and Multi Cap
Growth Portfolio.
1.5% of the average daily net assets
of such Portfolio up to $30 million
and 1.0% of the average daily net
assets of such Portfolio in excess of
$30 million
European Equity Portfolio:
2.5% of the average daily net assets
of such Portfolio up to $30 million,
2.0% of the next $70 million and
1.5% of the average daily net assets
of such Portfolio in excess of
$100 million
16575421.10.BUSINESS
* In addition, for purposes of this calculation, an amount up to the aggregate amount of any other borrowings may be included in the Fund's advisory fee calculation.